Exhibit 3.1
Prescribed by: The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453) www.sos.state.oh.us e-mail: busserv@sos.state.oh.us Expedite this Form: (Select one) Mail Form to one of the Following: Yes PO Box 1390 Columbus, OH 43216 ***Requires an additional fee of $100*** No PO Box 1329 Columbus, OH 43216 Certificate of Amendment by Directors or Incorporators to Articles (Domestic) Filing Fee $50.00 (CHECK ONLY ONE (1) BOX) (1) Amendment by Directors Amended by Directors (123-AMDD) (2) Amendment by Incorporators Amended by Incorporators(124-AMDI) Complete the general information in this section for the box checked above. Name of Corporation Forest City Enterprises, Inc. Charter Number 289329 Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization. Complete the information in this section if box (1) is checked. Name and Title of Officer Geralyn M. Presti (name) Secretary (title) (CHECK ONLY ONE (1) BOX) A meeting of the directors was duly called and held on March 3, 2010 (Date) In an writing signed by all the Directors pursuant to section 1701.54 of the ORC The following resolution was adopted pursuant to section 1701.70(B) (1) (Insert proper paragraph number) of the ORC: See attached. 540 Page 1 of 2 Last Revised: May 2002

Complete the information in this section if box (2) is checked.

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[signature] Authorized Representative	March 3, 2010 Date
Geralyn M. Presti (Print Name)	
Secretary	
Authorized Representative	Date
(Print Name)	
Authorized Representative	Date
(Print Name)	

540 Page 2 of 2 Last Revised: May 2002

Complete the information in this section if box (1) is checked. WE, the undersigned, being all of the incorporators of the above named corporation, do certify that the subscriptions to shares have not been received and the initial directors are not named in the ariticles. We hereby have elected to amend the articles as follows: REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions) Authorized Representative Geralyn M. Presti (Print Name) Secretary March 3, 2010 Date Authorized Representative (Print Name) Date Authorized Representative (Print Name) Date 540 Page 2 of 2 Last Revised: May 2002

ATTACHMENT TO THE CERTIFICATE OF AMENDMENT BY DIRECTORS
TO THE AMENDED ARTICLES OF INCORPORATION
OF
FOREST CITY ENTERPRISES, INC.
PREFERRED STOCK DESIGNATION
OF
SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK
OF
FOREST CITY ENTERPRISES, INC.
     RESOLVED, that the pricing committee (the “Pricing Committee”) of the Board of Directors of Forest City Enterprises, Inc., an Ohio corporation (the “Corporation”), pursuant to authority conferred upon the Pricing Committee by resolutions of the Board of Directors of the Corporation at a meeting duly convened and held on February 19, 2010, and in accordance with Section 1701.70 (B)(1) of the Ohio Revised Code and Article IV of the Corporation’s Amended Articles of Incorporation (“Articles”), hereby establishes the terms of the Corporation’s Series A Cumulative Perpetual Convertible Preferred Stock, without par value, and fixes and determines the authorized number of shares of the series, the dividend rate of the shares of the series, the designations, and certain other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, with the Articles hereby amended to add such terms as Section C(2) of Article IV of the Articles as follows:
(2) SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK
(a) Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Series A Cumulative Perpetual Convertible Preferred Stock” (hereinafter designated the “Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 6,400,000.
(b) Standard Provisions. The standard provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.
(c) Definitions. The following terms are used in this Section C(2) (including the Standard Provisions in Annex A hereto) as defined below (Section references in the following definitions refer to Sections of Annex A):
     “Additional Common Stock” shall have the meaning specified in Section 5(l).
     “Additional Payment” shall have the meaning specified in Section 5(m)(vi).
     “Affiliate” of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Board of Directors” shall mean the Board of Directors of the Corporation or a committee of such Board duly authorized to act for it hereunder.
     “Business Combination” shall have the meaning specified in Section 5(f).
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close or be closed.
     “Cash Payment Directors” has the meaning specified in Section 5(o).
     “Class B Common Stock” shall mean the Class B Common Stock, par value $.33-1/3 per share, of the Corporation.
     “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange (or such other principal national securities exchange on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose).
     “Commission” shall mean the Securities and Exchange Commission.
     “Common Stock” shall mean the Class A Common Stock, par value $.33-1/3 per share, of the Corporation at the date hereof. Subject to the provisions of Section 5(e) and Section 5(n), shares issuable on conversion of the Series A Preferred Stock shall include only shares of such class or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Conversion Default” has the meaning specified in Section 5(o).
     “Conversion Notice” has the meaning specified in Section 5(b).
     “Conversion Price” shall mean the inverse of the Conversion Rate. For example, if the Conversion Rate is 3.307 shares of Common Stock per $50.00 liquidation preference of Series A Preferred Stock, the Conversion Price will equal the quotient of $50.00 divided by 3.307, or $15.12 per share of Common Stock.
     “Conversion Rate” shall have the meaning specified in Section 5(a) and shall be adjusted, without limitation, as a result of any adjustment to the Conversion Rate pursuant to Section 5.
     “Corporation” shall mean Forest City Enterprises, Inc., an Ohio corporation, and shall include its successors and assigns.

     “Custodian” shall mean Wells Fargo Shareowner Services, as custodian for the Depository Trust Company with respect to the Global Certificate, or any successor entity thereto.
     “Daily VWAP” means the daily volume weighted average price per share of the Corporation’s Common Stock on such day on the national securities exchange on which the Common Stock is listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. to 4:00 p.m. (New York City time)).
     “Delayed Dividends” has the meaning specified in Section 1(f).
     “Deposit Bank” has the meaning specified in Section 3(b).
     “Depositary” means, with respect to the Series A Preferred Stock issuable or issued in the form of a Global Certificate, the person specified in Section 10 as the Depositary with respect to the Series A Preferred Stock, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Certificate, and thereafter “Depositary” shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.
     “Dividend Payment Date” shall have the meaning specified in Section 1(a).
     “Dividend Payment Record Date” shall have the meaning specified in Section 1(a).
     “Dividend Periods” shall mean quarterly dividend periods commencing on the 15th day of March, June, September and December of each year and ending on and including the day preceding the fifteenth day of the next succeeding Dividend Period.
     “Effective Date” shall have the meaning specified in Section 5(l).
     “Eight Quarter Default Preferred Director” shall have the meaning specified in Section 7(b).
     “Eight Quarter Preferred Dividend Default” shall have the meaning specified in Section 7(b).
     “Event” shall have the meaning specified in Section 7(f).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Exchange Cap” shall have the meaning specified in Section 5(k)(iv).
     “family interests” shall have the meaning set forth in Section 5(l).
     “5-day VWAP” means the average of the daily volume weighted average price per share of the Corporation’s Common Stock on the national securities exchange on which the Common Stock is listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. to 4:00 p.m. (New York City time)) for the relevant five trading days when such formula is used.
     “Fundamental Change” shall have the meaning specified in Section 5(l).
     “Fundamental Change Conversion Rate” shall have the meaning specified in Section 5(k)(i).
     “Fundamental Change Conversion Right” shall have the meaning specified in Section 5(k)(i).

     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 5(k)(ii).
     “Global Certificate” shall have the meaning specified in Section 10.
     “holder,” “holder of shares of Series A Preferred Stock,” or “holder of the Series A Preferred Stock,” as applied to any share of Series A Preferred Stock, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular share of Series A Preferred Stock is registered on the Corporation’s stock records, which shall include the books of the Transfer Agent in respect of the Corporation and any stock transfer books of the Corporation.
     “Issue Date” shall mean the first date on which shares of the Series A Preferred Stock are issued.
     “Line of Credit” means (a) the Second Amended and Restated Credit Agreement, dated as of January 29, 2010, by and among Forest City Rental Properties Corporation, as Borrower, KeyBank National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent and the banks named therein, as the same may be amended, varied, extended, supplemented, consolidated, replaced, refinanced, renewed, increased, modified or restated, (b) the Pledge Agreement, dated as of January 29, 2010, by Forest City Rental Properties Corporation to KeyBank National Association, as Agent for itself and the other Banks, as the same may be amended, varied, extended, supplemented, consolidated, replaced, refinanced, renewed, increased, modified or restated, (c) the Second Amended and Restated Guaranty of Payment of Debt, dated as of January 29, 2010, by the Corporation, as Guarantor, for the benefit of KeyBank National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent and the banks named therein, as the same may be amended, varied, extended, supplemented, consolidated, replaced, refinanced, renewed, increased, modified or restated, and (d) any note, assignment, mortgage, security agreement, subordination agreement, pledge agreement, guaranty agreement, financial statement, audit report, officer’s certificate or other writing furnished by Forest City Rental Properties Corporation, the Corporation or any of their respective officers to the agents or the banks pursuant to or otherwise in connection with the agreements listed in (a) through (c), as the same may be amended, varied, extended, supplemented, consolidated, replaced, refinanced, renewed, increased, modified or restated.
     “Liquidation” has the meaning specified in Section 2(a).
     “Mandatory Conversion” shall have the meaning specified in Section 5(m)(i).
     “Mandatory Conversion Date” shall have the meaning specified in Section 5(m)(ii).
     “Mandatory Conversion Notice” has the meaning specified in Section 5(m)(ii).
     “Market Disruption Event” means the occurrence or existence on any Trading Day for the Common Stock of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock on the relevant securities exchange or in any options contracts or futures contracts relating to the Common Stock on any relevant exchange if, in any such case, such suspension or limitation occurs or exists during the one-hour period before the closing time of the relevant exchange on such day.
     “Market Price” shall mean with respect to any Fundamental Change Conversion Date, the average of the Closing Sales Prices of our Common Stock for the five consecutive Trading Days ending on the third Trading Day prior to the Fundamental Change Conversion Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day of such Trading Day period and ending on the Fundamental Change Conversion Date of any event requiring an adjustment of the Conversion Rate; provided that in no event shall the market price be less than $0.01, subject to adjustment for share splits and combinations, reclassifications and similar events.
     “Officers’ Certificate”, when used with respect to the Corporation, shall mean a certificate signed by (a) one of the President, the Chief Executive Officer, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”) and (b) by one of the Treasurer or any Assistant Treasurer, Secretary or Controller of the Corporation, which is delivered to the Transfer Agent.
     “Parity Preferred” shall have the meaning specified in Section 5(o).
     “Preferred Directors” shall have the meaning specified in Section 7(b).
     “person” shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, a limited liability company, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Related Party” means a director, officer or substantial security holder of the Corporation, as contemplated in Sections 312.03 and 312.04 of the Listed Company Manual of the New York Stock Exchange.
     “RMSLP” means RMS, Limited Partnership, an Ohio limited partnership.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Series A Preferred Stock” has the meaning specified in Section 1.
     “spin-off” shall have the meaning specified in Section 5(e)(iii).
     “Stock Price” shall have the meaning specified in Section 5(l).
     “Subsidiary” of the Corporation means (a) a corporation in which the Corporation and/or its Subsidiaries own, directly or indirectly, at the date of determination, voting stock representing a majority of the outstanding voting power, under ordinary circumstances, to elect directors or (b) any other person (other than a corporation) in which the Corporation and/or its Subsidiaries own, directly or indirectly, at the date of determination, greater than a 50% economic ownership or voting interest.
     “10-day VWAP” has the meaning specified in Section 5(n).
     “Twelve Quarter Default Preferred Director” shall have the meaning specified in Section 7(b).
     “Twelve Quarter Preferred Dividend Default” shall have the meaning specified in Section 7(b).
     “Trading day” means a day during which (a) trading in securities generally occurs on the New York Stock Exchange or, if the Corporation’s Common Stock is not listed on the New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted and (b) there is no Market Disruption Event.
     “Transfer Agent” means Wells Fargo Shareowner Services or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation as the transfer agent for the Series A Preferred Stock.

ANNEX A
STANDARD PROVISIONS
     1. Dividends.
          (a) Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefor, cash dividends at the annual rate of 7.00% of the liquidation preference for each share of Series A Preferred Stock, payable in equal quarterly installments on March 15, June 15, September 15 and December 15 (each a “Dividend Payment Date”), commencing June 15, 2010 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). If June 15, 2010 or any other Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. Dividends on the Series A Preferred Stock will be cumulative from the Issue Date, whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are authorized or declared, and will be payable to holders of record as they appear on the stock books of the Corporation at the close of business on such record dates (each such date, a “Dividend Payment Record Date”), which shall be not more than 30 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Dividends on the Series A Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date subject to the terms of Section 1(b), and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends.
          (b) The amount of dividends payable per share for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest one one-hundredth (1/100) of one cent). The amount of dividends payable for the initial Dividend Period on the Series A Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Series A Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Series A Preferred Stock called for redemption on a redemption date falling between the close of business on a Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holders convert such shares in accordance with Section 5). Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.
          (c) So long as any shares of Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the applicable Dividend Payment Date. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of Series A Preferred Stock and any other class or series of stock ranking on a parity as to dividends with Series A Preferred Stock, all dividends declared upon shares of Series A

Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and on such other stock bear to each other.
          (d) So long as any shares of the Series A Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation or any Subsidiary unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of Series A Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock.
          (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Series A Preferred Stock, as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation or any Subsidiary (except (A) by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up; (B) repurchases of unvested shares of the Corporation’s capital stock at cost upon termination of employment or consultancy of the holder thereof, provided such repurchases are approved by the Board of Directors of the Corporation in good faith or (C) with respect to any withholding in connection with the payment of exercise prices or withholding taxes relating to employee equity awards) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of Series A Preferred Stock and any other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and for the current dividend period with respect to any other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to dividends.
          (f) Dividends in arrears on the Series A Preferred Stock in respect of a dividend period not declared for payment (“Delayed Dividends”) may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Corporation on a record date selected by the Board of Directors, which shall (a) not precede the date the Board of Directors declares the dividend payable and (b) not be more than 30 days prior to the date the dividend is paid.
          (g) The Corporation hereby agrees that it will not enter into any agreement, including agreements relating to the Corporation’s indebtedness or any future series of preferred stock, that would restrict or prevent the Corporation’s ability to pay cash upon conversion of the Series A Preferred Stock or to pay dividends hereunder; provided, however, that the Corporation and/or its

Subsidiaries may amend, refund, vary, extend, supplement, consolidate, replace, renew, increase, restate or refinance, in whole or in part, the Line of Credit or any successor financing so long as the terms of such amendment, refunding, variation, extension, supplement, consolidation, replacement, renewal, increase, restatement or refinancing are no more restrictive to the holders of Series A Preferred Stock on the Corporation’s ability to pay cash upon conversion of the Series A Preferred Stock than the terms of the Line of Credit as amended and supplemented through March 4, 2010, as determined in good-faith by the Board of Directors. However, the foregoing shall not prohibit any amendment, refunding, variation, extension, supplement, consolidation, replacement, renewal, increase, restatement or refinancing of the Line of Credit or any successor financing that may limit the Corporation’s ability to pay dividends to the holders of Series A Preferred Stock, but any such limitation shall not limit the changes to the Conversion Rate required by this Certificate from time to time upon a failure by the Corporation to pay the full amount of any quarterly dividend on the Series A Preferred Stock.
     2. Liquidation Preference.
          (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 2, a “Liquidation”), before any distribution of assets shall be made to the holders of Common Stock or the holders of any other stock of the Corporation that ranks junior to the Series A Preferred Stock upon Liquidation, but after payment of or provision for the Corporation’s debts, and other liabilities or other stock of the Corporation that ranks senior to the Series A Preferred Stock upon Liquidation, the holder of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, an amount equal to a liquidation preference of $50.00 per share plus all dividends accrued and unpaid on such share up to the date of distribution of the assets of the Corporation to the holders of Series A Preferred Stock, and the holders of any class or series of preferred stock ranking on a parity with the Series A Preferred Stock as to Liquidation shall be entitled to receive the full respective liquidation preferences (including any premium) to which they are entitled and shall receive all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution.
          (b) If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Series A Preferred Stock and any other stock of the Corporation ranking on a parity with the Series A Preferred Stock upon Liquidation that shall then be outstanding shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock and all other such parity stock the full amounts of the liquidating distribution to which they shall be entitled (including all dividends accrued and unpaid), then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to their full respective liquidating distributions to which such holders would otherwise be respectively entitled. After payment of any such liquidating preference and accrued dividends, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.
          (c) For purposes of this Section 2, a Liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other person, corporation, trust or other entity or (ii) a voluntary sale, lease, transfer, conveyance or other disposition of all or substantially all of the Corporation’s assets to another corporation unless in connection therewith the Liquidation of the Corporation is specifically approved by all requisite corporate action.
          (d) The holder of any shares of Series A Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 2 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Series A Preferred Stock and (ii) transfer instrument(s) reasonably satisfactory to the Corporation and sufficient to transfer such shares of Series A Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.
          (e) Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.
     3. Redemption at the Option of the Corporation.
          (a) Series A Preferred Stock may not be redeemed by the Corporation prior to March 9, 2013. On or after March 9, 2013, the Corporation may, at its option, redeem the shares of Series A Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, at a price equal to the liquidation preference of $50.00, plus an amount equal to accrued and unpaid dividends, if any, to, but excluding, the date fixed for redemption, whether or not earned or declared.
     If the applicable redemption date is a Dividend Payment Date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of Series A Preferred Stock registered as such on the relevant record date subject to the terms and provisions of Section 1. If the applicable redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, (a) the Corporation shall pay the full amount of accumulated and unpaid dividends payable on such Dividend Payment Date only to the holder of record at the close of business on the corresponding Dividend Record Date and (b) the redemption price payable on the redemption date shall include only the liquidation preference, but shall not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.
     No sinking fund, mandatory redemption or other similar provision shall apply to the Series A Preferred Stock.
          (b) In case the Corporation shall desire to exercise the right to redeem the shares of Series A Preferred Stock, in whole or in part, pursuant to Section 3(a), it shall fix a date for redemption, and it, or at its request (which must be received by the Transfer Agent at least ten (10) Business Days prior to the date the Transfer Agent is requested to give notice as described below unless a shorter period is agreed to by the Transfer Agent and which may be revoked at any time prior to the time the Transfer Agent gives notice to the holders of Series A Preferred Stock) the Transfer Agent in the name of and at the expense of the Corporation, shall mail or cause to be mailed a notice of such redemption at least fifteen (15) and not more than forty-five (45) days prior to the date fixed for redemption to the holders of the shares of Series A Preferred Stock so to be redeemed at their last addresses as the same appear on the Corporation’s stock records (provided that if the Corporation shall give such notice, it shall also give such notice, and notice of the shares of Series A Preferred Stock to be redeemed, to the Transfer Agent). Such mailing shall be by first class mail, postage pre-paid. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other share of Series A Preferred Stock.

     In addition to any information required by law, each such notice of redemption shall specify the following:
•	the number of shares of Series A Preferred Stock to be redeemed,

•	the date fixed for redemption,

•	the redemption price at which such shares of Series A Preferred Stock are to be redeemed,

•	the place or places of payment, and that payment will be made upon presentation and surrender of the certificate or certificates representing such shares of Series A Preferred Stock,

•	that unpaid dividends accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice,

•	that on and after said date dividends thereon or on the portion thereof to be redeemed will cease to accrue, and

•	the then current Conversion Rate and approximate Conversion Price and the date on which the right to convert such shares of Series A Preferred Stock into Common Stock will expire.
     On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3(b), the Corporation will deposit with a bank or trust company having an office or agency in the Borough of Manhattan, The City of New York and having a combined capital and surplus of at least $50,000,000 (the “Deposit Bank”) an amount of money sufficient to redeem on the redemption date all the shares of Series A Preferred Stock so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued and unpaid dividends to, but excluding, the date fixed for redemption; provided that if such payment is made on the redemption date it must be received by the Deposit Bank by 10:00 a.m., New York City time, on such redemption date. If any shares of Series A Preferred Stock called for redemption are converted pursuant hereto, any money deposited with the Deposit Bank or so segregated and held in trust for the redemption of such shares of Series A Preferred Stock shall be paid to the Corporation upon its request, or, if then held by the Corporation shall be discharged from such trust. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 3 under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 3, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments that the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 3 shall not have been satisfied within two years after the establishment of such funds, then (i) such funds shall be returned to the Corporation upon its request, (ii) after such return, such funds shall be free of any trust that shall have been impressed upon them, (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws, and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.
     If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot, on a pro rata (as near as may be) basis or by any other equitable method determined by the Corporation in its sole discretion.
          (c) If notice of redemption has been given as above provided, on and after the date fixed for redemption (unless the Corporation shall default in the payment of the redemption price, together with accrued and unpaid dividends to, but excluding, said date), dividends on such shares of Series A Preferred Stock so called for redemption shall cease to accrue and such shares of Series A Preferred Stock shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such shares of Series A Preferred Stock except the right to receive the redemption price thereof and accrued and unpaid dividends to, but excluding, the date fixed for redemption, without interest thereon. On presentation and surrender of the certificate or certificates representing such shares of Series A Preferred Stock at a place of payment specified in said notice, such shares of Series A Preferred Stock to be redeemed shall be redeemed by the Corporation at the applicable redemption price, together with unpaid dividends accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is a Dividend Payment Date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of Series A Preferred Stock registered as such on the relevant record date subject to the terms and provisions of Section 1.
     If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
          (d) In connection with any redemption of Series A Preferred Stock, the Corporation may arrange for the purchase and conversion of any Series A Preferred Stock by an agreement with one or more investment bankers or other purchasers to purchase such Series A Preferred Stock by paying to the Deposit Bank in trust for the holders of Series A Preferred Stock, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with unpaid dividends accrued to, but excluding, the date fixed for redemption, of such Series A Preferred Stock. Notwithstanding anything to the contrary contained in this Section 3, the obligation of the Corporation to pay the redemption price of such Series A Preferred Stock, together with unpaid dividends accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Deposit Bank prior to the date fixed for redemption, any certificate representing the Series A Preferred Stock so converted not duly surrendered for conversion by the holders thereof may, at the option of the Corporation, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Section 5) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Series A Preferred Stock shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Corporation, the Deposit Bank shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Corporation for the redemption of Series A Preferred Stock.
     4. Shares to Be Retired. Any share of Series A Preferred Stock converted, redeemed or otherwise acquired by the Corporation shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more series.

     5. Conversion. Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:
          (a) Subject to and upon compliance with the provisions of this Section 5, a holder of any shares of Series A Preferred Stock shall have the right, at such holder’s option, at any time after the Issue Date (except that, with respect to any shares of Series A Preferred Stock that shall be called for redemption, such right shall terminate at the close of business on the Trading Day immediately preceding the date fixed for redemption of such shares of Series A Preferred Stock unless the Corporation shall default in payment due upon redemption thereof) to convert any of such shares (provided however, that a holder may only convert whole shares of Series A Preferred Stock, and not a fractional share of Series A Preferred Stock) into 3.307 shares per $50.00 liquidation preference of Series A Preferred Stock (the “Conversion Rate”) of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted), as adjusted in accordance with this Section 5, by surrender of the certificate or certificates representing such share of Series A Preferred Stock so to be converted in the manner provided in Section 5(b). As used herein, the initial “Conversion Price” shall mean approximately $15.12 per share. A holder of the Series A Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted his Series A Preferred Stock to Common Stock, and only to the extent such Series A Preferred Stock is deemed to have been converted to Common Stock under this Section 5.
          (b) In order to exercise the conversion right if a holder’s Series A Preferred Stock is represented by physical certificates, the holder of the Series A Preferred Stock to be converted shall surrender the certificate or certificates (with the notice of conversion (the “Conversion Notice”), the form of which is set forth in Section 11(a), on the reverse of the certificate or certificates duly completed) representing the number of shares to be so converted, duly endorsed, at an office or agency of the Transfer Agent in the Borough of Manhattan, The City of New York, and shall give written notice of conversion to the office or agency that the holder elects to convert such number of shares of Series A Preferred Stock specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock that shall be of Common Stock issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 5(h). If a holder’s shares of Series A Preferred Stock are represented by a global Series A Preferred Stock certificate, such holder must comply with the Depositary’s procedures for converting a beneficial interest in such global Series A Preferred Stock, and shall pay any transfer taxes, if required pursuant to Section 5(h). Each such share of Series A Preferred Stock surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series A Preferred Stock is registered, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the holder or his duly authorized attorney.
     As promptly as practicable, but in any event within three (3) Business Days, after satisfaction of the requirements for conversion set forth above, the Corporation shall issue and shall deliver to such holder or, if shares of Common Stock issuable on conversion are to be issued in a name other than that in which such share of Series A Preferred Stock to be converted is registered (as if such transfer were a transfer of the share of Series A Preferred Stock so converted), to such other person, at the office or agency of the Transfer Agent in the Borough of Manhattan, The City of New York, the certificate or certificates representing the number of shares of Common Stock issuable, or the cash payment to be made, upon the conversion of such share of Series A Preferred Stock or a portion thereof in accordance with the provisions of this Section 5 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 5(c) (which payment, if any, shall be paid no later than three (3) Business Days after satisfaction of the requirements for conversion set forth above).

     Each conversion shall be deemed to have been effected on the date on which the requirements set forth above in this Section 5(b) have been satisfied as to such share of Series A Preferred Stock so converted, and the person in whose name any certificate or certificates for the shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Corporation shall be closed, the conversion shall be effected on the next succeeding day on which such stock transfer books are open, and the person in whose name the certificates are to be issued shall be the record holder thereof for all purposes, but such conversion shall be at the Conversion Price in effect on the date upon which certificate or certificates representing such shares of Series A Preferred Stock shall be surrendered. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.
     In the case of any share of Series A Preferred Stock that is converted after any record date with respect to the payment of a dividend on the Series A Preferred Stock and prior to the close of business on the Business Day prior to the next succeeding Dividend Payment Date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion; provided that shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock and prior to the close of business on the Business Day prior to the next succeeding Dividend Payment Date must (except (i) in the case of shares of Series A Preferred Stock that have been called for redemption or for which the Corporation has issued Forced Conversion Notice pursuant to the provisions of this Certificate (ii) if a Fundamental Change shall have occurred or the Corporation has given notice of an anticipated Fundamental Change or (iii) to the extent of any accrued and unpaid dividends (for dividend periods other than the current dividend payment period)) be accompanied by payment in cash to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the shares of Series A Preferred Stock being surrendered for conversion. The Transfer Agent shall not be required to accept for conversion any shares of Series A Preferred Stock not accompanied by any payment required by the preceding sentence. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.
          (c) In connection with the conversion of any shares of Series A Preferred Stock, a portion of such shares may be converted; however, no fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Series A Preferred Stock. If any fractional share of stock otherwise would be issuable upon the conversion of the Series A Preferred Stock, the Corporation shall make a payment therefore in cash to the holder of the Series A Preferred Stock based on the current market value of the Common Stock. The current market value of a share of Common Stock shall be the Closing Sale Price on the first Trading Day immediately preceding the day on which the Series A Preferred Stock (or a specified portion thereof) is deemed to have been converted. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.
          (d) Notwithstanding anything to the contrary in this Section 5, no holder of Series A Preferred Stock that is a Related Party before the issuance of the Series A Preferred Stock shall be entitled to acquire shares of Common Stock upon conversion of the Series A Preferred Stock in excess of an aggregate amount of 1,564,134 shares of Common Stock (subject to appropriate adjustments for stock splits or reverse stock splits of, and stock dividends on, Common Stock occurring after the date of original issuance of the Series A Preferred Stock), unless the Corporation has obtained shareholder approval of the issuance of Series A Preferred Stock, including approval of the issuance of the underlying Common Stock, pursuant to Section 312.03 of the Listed Company Manual of the New York Stock Exchange, which it is under no obligation to seek. If, pursuant to this Section 5(d), a holder of Series A Preferred Stock is not entitled to acquire shares of Common Stock upon the exercise of its conversion rights, the Corporation shall make, if permitted by law and the terms of any of the Corporation’s then-existing agreements, including the Line of Credit, a payment therefor in cash to the holder of the Series A Preferred Stock equal to the product of: (a) the number of shares of common stock for which the Corporation was unable to issue Common Stock and (b) the 5-day VWAP.
          (e) The Conversion Rate shall be adjusted from time to time by the Corporation as follows:
               (i) If the Corporation issues shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of the outstanding Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
     CR1 = CR0 x OS1/OS0
where
CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;
CR1 = the new Conversion Rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;
OS1 = the number of shares of Common Stock that would be outstanding immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, after giving effect to such dividend or distribution, share split or share combination; and
OS0 = the number of shares of Common Stock outstanding immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination.
     Any adjustment made pursuant to this paragraph (i) shall become effective after 9:00 a.m., New York City time, on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new Conversion Rate shall be readjusted effective as of the date the Board of Directors determines not to pay such dividend, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
               (ii) If the Corporation distributes to all holders of its outstanding Common Stock any rights, warrants or options entitling them, for a period expiring not more than 60 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the business day immediately preceding the time of announcement of such distribution, the Corporation shall adjust the Conversion Rate based on the following formula:

     CR1 = CR0 x (OS0+X)/(OS0+Y)
where
CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new Conversion Rate in effect immediately on and after the ex-dividend date for such distribution;
OS0 = the number of shares of Common Stock outstanding immediately prior to the ex-dividend date for such distribution;
X = the total number of shares of Common Stock issuable pursuant to such rights, warrants or options; and
Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options divided by (B) the average of the Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on, and including, the business day immediately preceding the ex-dividend date for such distribution.
     For purposes of this paragraph (ii), in determining whether any rights, warrants or options entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the applicable Closing Sale Price per share of Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration the Corporation receives for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Corporation’s Board of Directors. If any right, warrant or option described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Corporation shall adjust the new Conversion Rate to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.
               (iii) If the Corporation distributes shares of its capital stock, evidence of indebtedness or other assets or property to all holders of Common Stock, excluding (A) dividends, distributions, rights, warrants or options referred to in paragraph (i) or (ii) above; (B) dividends or distributions paid exclusively in cash; and (C) spin-offs, as described below in this paragraph (iii) then the Corporation shall adjust the Conversion Rate based on the following formula:
     CR1 = CR0 x SP0/(SP0 – FMV)
where
CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new Conversion Rate in effect immediately on and after the ex-dividend date for such distribution;
SP0 = the average of the Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the business day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by the Corporation’s board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the ex-dividend date for such distribution;
provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Corporation is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Corporation are distributed to holders of Common Stock, for each share of Series A Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Corporation such holder of Series A Preferred Stock would have received had such holder of Series A Preferred Stock owned a number of shares of Common Stock equal to the product of the Conversion Rate in effect on the ex-dividend date for such distribution multiplied by the liquidation preference per share of Series A Preferred Stock on the ex-dividend date for such distribution.
     An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective immediately prior to the opening of business on the ex-dividend date for such distribution.
     If the Corporation distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to one of the Corporation’s Subsidiaries or other business unit (a “spin-off”), the Conversion Rate in effect immediately before 5:00 p.m. New York City time, on the tenth Trading Day from and including the effective date of the spin-off shall be adjusted based on the following formula:
     CR1 = CR0 x (FMV0+MP0 )/ MP0
where
CR0 = the Conversion Rate in effect immediately prior to the tenth Trading Day immediately following, and including, the effective date of the spin-off;
CR1 = the new Conversion Rate in effect immediately on and after the tenth Trading Day immediately following, and including, the effective date of the spin-off;
FMV0 = the average of the Closing Sale Prices per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Days after the effective date of the spin-off; and
MP0 = the average of the Closing Sale Prices per share of Common Stock over the first ten consecutive Trading Days after the effective date of the spin-off.
     An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall occur after the close of business on the tenth Trading Day from and including the effective date of the spin-off; provided that in respect of any conversion within the ten Trading Days following the effective date of any spin-off, references within this paragraph (iii) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the Conversion Date in determining the applicable Conversion Rate.

     If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new Conversion Rate shall be re-adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
               (iv) If the Corporation makes any cash dividend or distribution to all holders of outstanding shares of Common Stock (excluding any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up) during any of its quarterly fiscal periods, the Conversion Rate shall be adjusted based on the following formula:
     CR1 = CR0 x SP0/(SP0 – C)
where
CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new Conversion Rate in effect immediately after the ex-dividend date for such distribution;
SP0 = the average of the Closing Sale Prices per share of Common Stock on the ten Trading Days ending on the business day immediately preceding the ex-dividend date for such distribution; and
C = the amount in cash per share that the Corporation distributes to holders of Common Stock;
provided that if “C” with respect to any such cash dividend or distribution is equal to or greater than “SP0” with respect to any such cash dividend or distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive on the date such cash is distributed to holders of Common Stock, for each share of Series A Preferred Stock, the amount of cash such holder of Series A Preferred Stock would have received had such holder of Series A Preferred Stock owned a number of shares of Common Stock equal to the product of the Conversion Rate in effect on the ex-dividend date for such dividend or distribution multiplied by the liquidation preference per share of Series A Preferred Stock on the ex-dividend date for such dividend or distribution.
     An adjustment to the Conversion Rate made pursuant to this paragraph (iv) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new Conversion Rate shall be re-adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
               (v) If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices per share of Common Stock over the five consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be adjusted based on the following formula:
     CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)
where

CR0 = the Conversion Rate in effect on the day such tender or exchange offer expires;
CR1 = the Conversion Rate in effect on the day immediately following the date such tender or exchange offer expires;
AC = the aggregate value of all cash and any other consideration (as determined by the Corporation’s board of directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and
SP1 = the average of the Closing Sale Prices per share of Common Stock over the five consecutive Trading Day period commencing on, and including, the Trading Day immediately following the date such tender or exchange offer expires.
     If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made.
     Any adjustment to the Conversion Rate made pursuant to this paragraph (v) shall become effective on the day immediately following the date such tender offer or exchange offer expires. If the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Corporation shall re-adjust the new Conversion Rate to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.
               (vi) If the Corporation has in effect a rights plan while any shares of Series A Preferred Stock remain outstanding, holders of shares of Series A Preferred Stock shall receive, upon a conversion of such shares in respect of which the Corporation has elected to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Corporation’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from Common Stock. If the rights provided for in any rights plan that the Corporation’s Board of Directors may adopt have separated from the Common Stock in accordance with the provisions of the rights plan so that holders of shares of Series A Preferred Stock would not be entitled to receive any rights in respect of Common Stock that the Corporation elects to deliver upon conversion of shares of Series A Preferred Stock, the Corporation shall adjust the Conversion Rate at the time of separation as if the Corporation had distributed to all holders of the Corporation’s capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
               (vii) In no event shall the Conversion Price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.
               (viii) The Corporation shall not make any adjustment to the Conversion Rate if holders of shares of Series A Preferred Stock are permitted to participate, on an as-converted basis, in the transactions described in paragraphs (i) through (vi) above.

               (ix) The Conversion Rate shall not be adjusted except as specifically set forth in this Section 5. Without limiting the foregoing, the Conversion Rate shall not be adjusted for (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of any shares of Common Stock, restricted stock units or options or rights (including shareholder appreciation rights) to purchase such shares pursuant to any of the Corporation’s present or future employee, director, or consultant benefit plans, or employee agreements, arrangements or programs; (C) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of Series A Preferred Stock were first issued; (D) a change in the par value of Common Stock; (E) accumulated and unpaid dividends or distributions on the Series A Preferred Stock, except as otherwise provided in this Preferred Stock Designation; or (F) the issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Corporation’s Common Stock or the payment of cash upon repurchase or redemption thereof, except as otherwise provided in this Section 5.
               (x) No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/10,000th of a share, as the case may be. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are called for redemption, all adjustments not previously made shall be made on the applicable redemption date.
               (xi) To the extent permitted by law, the Corporation may, from time to time, increase the Conversion Rate for a period of at least 20 days if its Board of Directors determines that such an increase would be in Corporation’s best interests. Any such determination by the Corporation’s Board of Directors will be conclusive. In addition, the Corporation may increase the Conversion Rate if its Board of Directors deems it advisable to avoid or diminish any income tax to holders of Common Stock resulting from any distribution of Common Stock or similar event. The Corporation will give holders of shares of the Series A Preferred Stock at least 15 business days’ notice of any increase in the Conversion Rate.
               (xii) Except as described in this Section 5, the Corporation shall not adjust the Conversion Rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible, exchangeable or exercisable securities.
               (xiii) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of the Series A Preferred Stock at his last address appearing on the Corporation’s stock records, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
               (xiv) In any case in which this Section 5(e) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of Series A Preferred Stock any amount in cash in lieu of any fraction pursuant to Section 5(c).
               (xv) For purposes of this Section 5(e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.
          (f) In the event that the Corporation shall be a party to any of the following transactions (each, a “Business Combination”): (i) any recapitalization, reclassification or change of shares of Common Stock (other than as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or combination of the Corporation into any other person, or any consolidation, merger or combination of another person into the Corporation (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), or (iii) any sale, transfer, or conveyance to another person of all or substantially all of the property and assets of the Corporation (other than to one or more of its Subsidiaries); in each case, as a result of which shareholders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for the Common Stock, then appropriate provision shall be made so that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such Series A Preferred Stock only into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that the holders of the Series A Preferred Stock would have owned or been entitled to receive upon such Business Combination as if such holder of shares of Series A Preferred Stock held a number of shares of Common Stock equal to the Conversion Rate in effect on the effective date for such Business Combination, multiplied by the number of shares of Series A Preferred Stock held by such holder of shares of Series A Preferred Stock. If such Business Combination also constitutes a Fundamental Change, a holder of shares of Series A Preferred Stock converting such shares will not receive any Additional Common Stock if such holder does not convert its shares of our Series A Preferred Stock “in connection with” (as described in Section 5(l) below) the relevant Fundamental Change. In the event that the Corporation’s common stockholders have the opportunity to elect the form of consideration to be received in such Business Combination, the Corporation will make adequate provision whereby the holders of shares of Series A Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of the shares of the Series A Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the holders of shares of the Series A Preferred Stock who participate in such determination, shall be subject to any limitations to which all of the Corporation’s common stockholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date that is the earliest of (1) the deadline for elections to be made by the Corporation’s common stockholders and (2) two business days prior to the anticipated effective date of the Business Combination.
     The Corporation will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of the Series A Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Transfer Agent. If the effective date of a Business Combination is delayed beyond the initially anticipated effective date, the holders of shares of the Series A Preferred Stock will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Corporation may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of shares of our Series A Preferred Stock to convert such holder’s shares of our Series A Preferred Stock into shares of our common stock prior to the effective date.
          (g) The company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Corporation’s shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 5. The above provisions shall similarly apply to successive transactions of the type described in this Section 5(g).
          (h) The issue of stock certificates representing the shares of Common Stock on conversions of the Series A Preferred Stock shall be made without charge to the converting holder of the Series A Preferred Stock for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than the name in which the shares of Series A Preferred Stock with respect to which such shares of Common Stock are issued are registered, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
          (i) The Corporation covenants that all shares of Common Stock that may be delivered upon conversion of shares of Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.
     The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, a sufficient number of shares of Common Stock for the purpose of effecting conversions of shares of Series A Preferred Stock not theretofore converted into Common Stock. For purposes of this reservation of Common Stock, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all outstanding shares of Preferred stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock is authorized in all respects.
     The Corporation shall from time to time, in accordance with the laws of the State of Ohio, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Preferred Stock.
     Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.
     The Corporation covenants that if any shares of Common Stock to be issued or provided for pursuant to this Certificate hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or provided for pursuant to this Certificate, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.
     The Corporation further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A Preferred Stock.
          (j) In case:
               (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 5(e); or
               (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
               (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or
               (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;
the Corporation shall cause to be filed with the Transfer Agent and to be mailed to each holder of the Series A Preferred Stock at his address appearing on the Corporation’s stock records, as promptly as possible but in any event at least twenty (20) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
          (k) (i) In the event of a Fundamental Change, when the Stock Price of Common Stock described in Section 5(l) below is less than $12.60 per share, then each holder of Series A Preferred Stock shall have the special right (the “Fundamental Change Conversion Right”), in addition to any other applicable conversion right, to convert some or all of the Series A Preferred Stock on the relevant Fundamental Change Conversion Date into a number of shares of Common Stock per $50.00 liquidation preference equal to the quotient of such liquidation preference plus an amount equal to accrued and unpaid dividends to, but not including, such Fundamental Change Conversion Date, divided by 95% of the Market Price of Common Stock (the “Fundamental Change Conversion Rate”). The Market Price of Common Stock shall be determined prior to the applicable Fundamental Change Conversion Date. A holder of Series A Preferred Stock that has elected to convert such shares otherwise than pursuant to the Fundamental Change Conversion Right shall not be able to exercise the Fundamental Change Conversion Right.
               (ii) If a holder of Series A Preferred Stock elects to convert Series A Preferred Stock as described in Section 5(k)(i), the Corporation may elect to repurchase, in lieu of that conversion, and if permitted by law and the terms of any of the Corporation’s then-existing agreements, including the Line of Credit, for cash some or all of such Series A Preferred Stock at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the liquidation preference of the Series A Preferred Stock to be repurchased plus an amount equal to accrued and unpaid dividends to, but not including, such Fundamental Change Conversion Date, or the Fundamental Change Repurchase Price; provided that if the relevant Fundamental Change Conversion Date is on a date that is after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Corporation shall pay such dividends to the holder of record on the corresponding Dividend Record Date, which may or may not be the same person to whom the Corporation will pay the Fundamental Change Repurchase Price, and the Fundamental Change Repurchase Price shall be equal to 100% of the liquidation preference of the Series A Preferred Stock to be repurchased.
               (iii) If the Corporation elects to repurchase Series A Preferred Stock that would otherwise be converted into Common Stock on a Fundamental Change Conversion Date, such Series A Preferred Stock shall not be converted into Common Stock and the holder of such shares shall be entitled to receive the Fundamental Change Repurchase Price in cash from the Corporation.
               (iv) Subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock issuable in connection with the exercise of the Fundamental Change Conversion Right may not equal or exceed 31,126,280 shares of Common Stock (subject to appropriate adjustments for stock splits or reverse stock splits of, and stock dividends on, Common Stock occurring after the date of original issuance of the Series A Preferred Stock) (the “Exchange Cap”). If the number of shares of Common Stock issuable upon such conversion would equal or exceed the Exchange Cap, the Corporation shall, if permitted by the Corporation’s then-existing agreements (consistent with Section 1(g)), including the Line of Credit, satisfy the remainder of such conversion in cash equal to the product of: (a) the number of shares of common stock for which the Corporation was unable to issue Common Stock and (b) the 5-day VWAP. The Corporation agrees that it shall not enter into any agreement or transaction that would result in a Fundamental Change unless (i) the terms of such agreement or transaction are consistent with the preceding and (ii) the Corporation is then able to convert all of the outstanding shares of Series A Preferred Stock into either the Common Stock or cash that it is required to deliver in accordance with this Section 5(k).
               (v) Within twenty (20) days after the occurrence of a Fundamental Change, the Corporation shall provide to the holders of Series A Preferred Stock and the Corporation’s Transfer Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state (a) the events constituting the Fundamental Change; (b) the date of the Fundamental Change; (c) the last date on which the holders of Series A Preferred Stock may exercise the Fundamental Change Conversion Right; (d) to the extent applicable, the Fundamental Change Conversion Rate and the Fundamental Change Repurchase Price; (e) that the Corporation may elect to repurchase some or all of the Series A Preferred Stock as to which the Fundamental Change Conversion Right may be exercised; (f) the method of calculating the Market Price of Common Stock; (g) the Fundamental Change Conversion Date; (h) the name and address of the paying agent and the conversion agent; (i) the Conversion Rate and any adjustment to the Conversion Rate that shall result from the Fundamental Change; (j) that Series A Preferred Stock as to which the Fundamental Change Conversion Right has been exercised may be converted at the applicable Conversion Rate, if otherwise convertible, only if the notice of exercise of the Fundamental Change Conversion Right has been properly withdrawn; and (k) the procedures that the holders of Series A Preferred Stock must follow to exercise the Fundamental Change Conversion Right.
               (vi) The Corporation shall also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Trading Day following any date on which the Corporation provides such notice to the holders of Series A Preferred Stock.
               (vii) The Fundamental Change Conversion Date shall be a date no less than 20 days nor more than 35 days after the date on which the Corporation gives the notice described in Section 5(k)(v). To exercise the Fundamental Change Conversion Right, the holder of Series A Preferred Stock shall deliver, on or before the close of business on the Fundamental Change Conversion Date, the Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent. The conversion notice shall state (a) the relevant Fundamental Change Conversion Date; (b) the number of shares of Series A Preferred Stock to be converted; and (c) that the Series A Preferred Stock is to be converted pursuant to the applicable provisions of the Series A Preferred Stock. Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice shall comply with applicable DTC procedures.
               (viii) Holders of Series A Preferred Stock may withdraw any notice of exercise of their Fundamental Change Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the business day prior to the Fundamental Change Conversion Date. The notice of withdrawal shall state (a) the number of withdrawn shares of Series A Preferred Stock; (b) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (c) the number of shares of the Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the notice of withdrawal shall comply with applicable DTC procedures.
               (ix) Series A Preferred Stock as to which the Fundamental Change Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into shares of Common Stock in accordance with the Fundamental Change Conversion Right on the Fundamental Change Conversion Date, unless the Corporation has elected to repurchase such Series A Preferred Stock.
               (x) The holder of any shares of Series A Preferred Stock that the Corporation has elected to repurchase and as to which the conversion election has not been properly withdrawn shall receive payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Conversion Date or the time of book-entry transfer or delivery of the Series A Preferred Stock. If the paying agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Series A Preferred Stock on the business day following the Fundamental Change Conversion Date, then (a) the Series A Preferred Stock shall cease to be outstanding and dividends shall cease to accrue (whether or not book-entry transfer of the Series A Preferred Stock is made or whether or not the Series A Preferred Stock certificate is delivered to the Corporation’s transfer agent); and (b) all of the other rights of the holder of Series A Preferred Stock shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Series A Preferred Stock).

          (l) If a Fundamental Change occurs on or prior to March 9, 2013 and a holder elects to convert its Series A Preferred Stock in connection with such Fundamental Change, the Conversion Rate will adjust by increasing the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock by a number of additional shares of Common Stock (the “Additional Common Stock”) as set forth below. A conversion of the Series A Preferred Stock will be deemed for these purposes to be “in connection with” a Fundamental Change if the conversion date occurs from and including the date notice of such Fundamental Change is delivered to, and including, the Fundamental Change Conversion Date for that Fundamental Change. For the avoidance of doubt, holders that receive Additional Common Stock pursuant to this Section 5(l) will not be entitled to an Additional Payment pursuant to Section 5(m).
     The Corporation will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of the Series A Preferred Stock and will post such notice with DTC and provide a copy of such notice to the Transfer Agent of the anticipated effective date of any proposed Fundamental Change that will occur on or prior to March 9, 2013. The Corporation must make this mailing or publication at least fifteen (15) days before the anticipated effective date of the Fundamental Change. In addition, no later than the third business day after the completion of such Fundamental Change, the Corporation must make an additional notice announcing such completion.
     The number of shares of Additional Common Stock will be determined by reference to the table below, based on the date on which such Fundamental Change becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share for the Common Stock in such Fundamental Change. If holders of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock in the transaction. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five consecutive Trading Days prior to but not including the Effective Date. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the ex-dividend date of the event occurs, at any time during those ten consecutive Trading Days.
     The Stock Prices and number of shares of Additional Common Stock set forth in the table below will be adjusted as of any date on which the Conversion Price is adjusted. On such date, the Stock Prices shall be adjusted by multiplying:
               (i) the Stock Prices applicable immediately prior to such adjustment, by
               (ii) a fraction, of which
                    (1) the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and
                    (2) the denominator shall be the Conversion Rate as so adjusted.
The number of shares of Additional Common Stock shall be correspondingly adjusted in the same manner as the adjustments described in Section 5(e) and Section 5(n).
     The following table sets forth for each Effective Date and Stock Price, the number of shares of Additional Common Stock issuable per $50.00 liquidation preference of the Series A Preferred Stock that will be added to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock at the Conversion Rate applicable to the Series A Preferred Stock that is converted in connection with a Fundamental Change on or prior to March 9, 2013:

	Stock Price
Effective Date	$12.60	$13.00	$14.50	$16.50	$18.50	$20.50	$22.50	$24.50	$26.50	$28.50	$30.50
March 9, 2010	0.66	0.61	0.49	0.38	0.29	0.22	0.16	0.11	0.07	0.03	0.00
September 15, 2010	0.55	0.51	0.41	0.31	0.24	0.18	0.13	0.09	0.06	0.03	0.00
March 15, 2011	0.44	0.41	0.33	0.25	0.19	0.14	0.11	0.07	0.04	0.02	0.00
September 15, 2011	0.33	0.31	0.24	0.19	0.14	0.11	0.08	0.05	0.03	0.02	0.00
March 15, 2012	0.22	0.20	0.16	0.13	0.10	0.07	0.05	0.04	0.02	0.01	0.00
September 15, 2012	0.11	0.10	0.08	0.06	0.05	0.04	0.03	0.02	0.01	0.01	0.00
March 9, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
     The Stock Prices and Additional Common Stock amounts set forth above are based upon a Common Stock price of $12.60 and an initial Conversion Price of approximately $15.12.
     If the exact Stock Price and Effective Date are not set forth on the table above and the Stock Price is:
     (A) between two Stock Prices on the table or the Effective Date is between two dates on the table, the number of shares of Additional Common Stock will be determined by straight-line interpolation between the number of shares of Additional Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 365-day year;
     (B) in excess of $30.50 per share (subject to adjustment), the Conversion Rate will not be increased and no shares of Additional Common Stock will be issued upon conversion; or
     (C) less than $12.60 per share (subject to adjustment), the Conversion Rate will not be increased and no shares of Additional Common Stock will be issued upon conversion.
     Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 3.968 shares of Common Stock per $50.00 liquidation preference of Series A Preferred Stock, subject to adjustments in the same manner as the Conversion Price in Section 5(e) and Section 5(n).
     The Corporation shall provide notice to all holders and to the Trustee of the adjustment to the Conversion Price to include the Additional Common Stock within two (2) days of the date of determination of the amount of Additional Common Stock to be received upon conversion. The Corporation must also provide notice to all holders and to the Trustee upon the effectiveness of such Fundamental Change. Holders may surrender Series A Preferred Stock for conversion and receive the Additional Common Stock pursuant to this Section at any time from and after the date that is twenty (20) days prior to the anticipated Effective Date of such Fundamental Change until and including the date that is twenty (20) days after the actual Effective Date.
     The term “Fundamental Change” generally will be deemed to occur at such time as:
•	the Corporation merges, or consolidates with or into any other person (other than a Subsidiary), or another person merges with or into the Corporation, other than any transaction: (i) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock or the delisting of the Common Stock from the principal national securities exchange, if any, upon which the Common Stock is then listed for trading; (ii) pursuant to which all holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of the capital stock of the continuing or surviving entity entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or (iii) that is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of Common Stock of the surviving corporation in the same ownership and voting proportions as they held in the Corporation; or

•	the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another person; or

•	any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than the members of the Ratner, Miller or Shafran families who are general partners of RMSLP (the “family interests”) and/or RMSLP), acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of (A) shares of the Corporation’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Corporation’s capital stock entitled to vote generally in elections of directors or (B) 50% or more of the voting interest in RMSLP, other than an acquisition by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans; or

•	there exists an aggregate beneficial ownership of more than 30% of the Common Stock then outstanding by the family interests and/or RMSLP other than upon the conversion of shares of the Corporation’s Class B common stock into shares of Common Stock.
     However, a Fundamental Change will not be deemed to have occurred in the case of a merger or consolidation described in the first bullet point of this definition if (i) 90% or more of the consideration in the aggregate paid for Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of shares of common stock of a United States company traded on a national securities exchange or approved for quotation on a United States system of automated dissemination of quotations of securities prices similar to NASDAQ Global Market prior to its designation as a national securities exchange (or that will be so traded or quoted when issued or exchanged in connection with such transaction), and as a result of such transaction, the Series A Preferred Stock becomes convertible based on the Conversion Rate determined on the basis of shares of such common stock and (ii) the market capitalization of the company acquiring the Common Stock is equal to or greater than $2 billion on the Trading Day immediately preceding the day on which such merger or consolidation is publicly announced.
          (m) (i) On or prior to March 9, 2013, the Corporation may at any time, by providing not less than 15 nor more than 30 days’ prior notice, cause the Series A Preferred Stock to be mandatorily converted at the applicable Conversion Rate (a “Mandatory Conversion”); provided that the Corporation may exercise this right only if the Daily VWAP of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days, ending on the Trading Day prior to the date the Corporation gives notice of its election to call a Mandatory Conversion (by press release as described in Section 3(ii)), equals or exceeds 150% of the Conversion Price on each such Trading Day.

               (ii) To exercise its right to call a Mandatory Conversion, the Corporation must issue a press release prior to the close of business on the first Trading Day following any date on which the conditions described in Section 5(m)(i) are met, announcing such election to call a Mandatory Conversion. The Corporation will also post notice (the “Mandatory Conversion Notice”) with DTC and provide a copy of such notice to the Transfer Agent on the date of the press release and will give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders (not more than seven Business Days after the date of the press release) of the election to call a Mandatory Conversion. The conversion date will be a date selected by the Corporation (the “Mandatory Conversion Date”) and will be no more than 30 days or less than 15 days after the date on which the Corporation issues the press release described in this Section 5(m)(ii).
               (iii) In addition to any information required by applicable law or regulation, the press release and Mandatory Conversion Notice described in this Section 5(m) shall state, as appropriate:
     (a) the Mandatory Conversion Date;
     (b) the Conversion Rate;
      (c) the number of shares of Series A Preferred Stock to be converted; and
      (d) that dividends on the Series A Preferred Stock to be converted will cease to accumulate on the Mandatory Conversion Date.
               (iv) The Corporation may only exercise the Mandatory Conversion option if it has sufficient shares of Common Stock available for issuance upon conversion of the Series A Preferred Stock called for Mandatory Conversion or it is able to make any cash payment that it would be required to make upon conversion of the Series A Preferred Stock called for Mandatory Conversion as described in Section 5(o).
               (v) On and after the Mandatory Conversion Date, dividends shall cease to accumulate on the Series A Preferred Stock to be converted, all rights of Holders of such Series A Preferred Stock shall terminate and all outstanding shares of Series A Preferred Stock shall automatically convert at the applicable Conversion Rate. The dividend payment with respect to the Series A Preferred Stock for which a Mandatory Conversion Date occurs during the period between the close of business on any Dividend Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date. Except as provided in the immediately preceding sentence and in Section 5(m)(vi), with respect to a Mandatory Conversion, no payment or adjustment will be made upon conversion of Series A Preferred Stock for accumulated and unpaid dividends or for dividends with respect to the Common Stock issued upon such conversion.
               (vi) If the Corporation elects to mandatorily convert some or all of the Series A Preferred Stock on or prior to March 9, 2013, the Corporation will be required to make an additional payment (an “Additional Payment”) on the Series A Preferred Stock on the Mandatory Conversion Date. The Additional Payment with respect to the Series A Preferred Stock subject to Mandatory Conversion will be payable in cash, shares of Common Stock or a combination thereof at the Corporation’s option and shall be equal to the total value of the aggregate amount of dividends that would have accrued and become payable on such Series A Preferred Stock from March 9, 2010 through and including March 9, 2013, less any dividends already paid on the Series A Preferred Stock.

     The notice of the mandatory conversion shall also state the amount of the Additional Payment and whether the Additional Payment shall be payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock and, if payable all or in part in Common Stock, the method of calculating the amount of the Common Stock to be delivered upon the Mandatory Conversion Date as provided in the next paragraph.
     The Corporation may elect to pay the Additional Payment by delivery of shares of Common Stock if and only if the following conditions shall have been satisfied:
          (a) The shares of Common Stock deliverable in payment of the Additional Payment shall have a fair market value as of the Mandatory Conversion Date of not less than the Additional Payment. For purposes of this Section, the fair market value of shares of Common Stock shall be determined by the Corporation and shall be equal to 95% of the average of the 5-day VWAP of the Common Stock for the five consecutive Trading Days immediately succeeding the Trading Day on which the Corporation provides notice of the Mandatory Conversion and specifies that it will pay all or a portion of the Additional Payment in shares of Common Stock;
          (b) Payment of the Additional Payment may not be made in Common Stock unless such stock is, or shall have been, approved for listing on the New York Stock Exchange prior to the repurchase date; and
          (c) All shares of Common Stock that may be issued upon a Mandatory Conversion will be issued out of the Corporation’s authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.
     In connection with the Mandatory Conversion, no fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Series A Preferred Stock. If any fractional share of stock otherwise would be issuable upon the conversion of the Series A Preferred Stock, the Corporation shall make a payment therefore in cash to the holder of the Series A Preferred Stock based on the current market value of the Common Stock. The current market value of a share of Common Stock shall be the Closing Sale Price on the first Trading Day immediately preceding the day on which the Series A Preferred Stock (or a specified portion thereof) is deemed to have been converted. If more than one share is being mandatorily converted with respect to the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock held by such holder.
     If all of the conditions set forth in this Section are not satisfied in accordance with the terms thereof, the Additional Payment shall, if permitted by the Corporation’s then-existing agreements (consistent with Section 1(g)), including the Line of Credit, be paid by the Corporation only in cash.
     If the Corporation elects to effect a Mandatory Conversion Notice in respect of fewer than all the Series A Preferred Stock, the Mandatory Conversion Notices relating to such Mandatory Conversion collectively shall identify the amount of Series A Preferred Stock to be converted. In case any Series A Preferred Stock is to be converted in part only, the Mandatory Conversion Notice relating thereto shall state the portion of the principal amount thereof to be converted and shall state that on and after the date fixed for conversion, upon surrender of such Series A Preferred Stock, a new certificate of Series A Preferred Stock for the number of shares equal to the portion thereof not converted will be issued. In the case where the Corporation elects to effect a Mandatory Conversion in respect of any portion of the Series A Preferred Stock evidenced by the Global Certificate, the beneficial interests in the Global Certificate to be subject to such Mandatory Conversion shall be selected by the Depositary in accordance with the applicable standing procedures of the Depositary’s book-entry conversion program, and in connection with such Mandatory Conversion the Depositary shall arrange in accordance with such procedures for appropriate endorsements and transfer documents, if required by the Corporation or the Transfer Agent or conversion agent, and payment of any transfer taxes if required pursuant hereunder.
          (n) If the Corporation fails to pay the full amount of any quarterly dividend on the Series A Preferred Stock, the Conversion Rate will be adjusted based on the following formula:
     CR1 = CR0 + (D/VWAP)
     where
CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new Conversion Rate in effect immediately after the ex-dividend date for such distribution;
VWAP = the “10-day VWAP” (as defined below); and
D = the total amount per share of such quarterly dividend on the Series A Preferred Stock, less any amount per share with respect to such quarterly dividend that is paid to the holders of such Series A Preferred Stock on the relevant dividend payment date.
     The “10-day VWAP” shall equal the average of the daily volume weighted average price per share of the Common Stock on the national securities exchange on which the Common Stock is listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. to 4:00 p.m. (New York City time)) for the ten Trading Days from and including the date immediately following the respective dividend payment date for which the Corporation failed to pay the full amount of the quarterly dividend.
     An adjustment to the Conversion Rate made pursuant to this section shall become effective on the date immediately succeeding the respective quarterly dividend date.
          (o) Notwithstanding the right of the holders to convert Series A Preferred Stock into shares of Common Stock, the Corporation shall not be obligated to issue any shares of Common Stock upon conversion of the Series A Preferred Stock, and no holder shall be entitled to receive any shares of Common Stock if, but only to the extent, the issuance of such shares of Common Stock (together with all shares of Common Stock the Corporation has previously issued upon conversion of the Series A Preferred Stock) would equal or exceed the Exchange Cap. In the event that the Corporation is prohibited from issuing any shares of Common Stock upon conversion of the Series A Preferred Stock pursuant to the preceding sentence for which a notice of conversion has been received, holders of Series A Preferred Stock shall be entitled to receive, if permitted by the Corporation’s then existing agreements (consistent with Section 1(g)), including the Line of Credit, a cash payment upon conversion of the Series A Preferred Stock, in lieu of the shares of Common Stock such holder would otherwise be entitled to receive, upon such conversion equal the product of: (a) the number of shares of Common Stock for which the Corporation was unable to issue Common Stock and (b) the 5-day VWAP for the first 5 consecutive Trading Days from and including the second Trading Day after the conversion date. The Corporation shall notify holders of its method for settling its conversion obligation related to any conversion no later than the close of business on the Trading Day immediately following the day the Series A Preferred Stock has been submitted for conversion. Failure to deliver such notice shall not affect the legality or validity of any such conversion.

     If multiple holders of Series A Preferred Stock tender their shares for conversion on the same conversion date such that the Corporation is only able to issue shares of Common Stock upon conversion for a portion of such tendered shares, the Transfer Agent will select which shares will be converted into shares of Common Stock and which shares will be converted into cash as provided above by lot, on a pro rata basis or in accordance with any other method the Transfer Agent considers fair and appropriate.
     To the extent the Corporation is not permitted to deliver cash upon conversion of Series A Preferred Stock during a time when such cash conversion would otherwise be required (whether due to applicable laws or the terms of the Corporation’s outstanding agreements, including the Line of Credit (a “Conversion Default”), the Series A Preferred Stock tendered for conversion will remain outstanding and holders of shares of Series A Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable (“Parity Preferred”) will be entitled to vote for the election of two additional directors to serve on the Corporation’s Board of Directors (the “Cash Payment Directors”), until such time as the Corporation is able to convert the Series A Preferred Stock into shares of Common Stock or to pay cash upon conversion for any Series A Preferred Stock tendered for conversion pursuant to the terms of this Section 5(o); provided that the election of any such Cash Payment Directors will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. In addition, our Board of Directors will, at no time, include more than two directors consisting of any combination of Cash Payment Directors or Preferred Directors.
     The Cash Payment Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Cash Payment Director will serve until his or her successor is duly elected and qualifies or until such Cash Payment Director’s right to hold the office terminates, whichever occurs earlier, subject to such Cash Payment Director’s earlier death, disqualification or removal. The election will take place at (i) either (a) a special meeting called in accordance with the paragraph below if the request is received more than 75 days before the date fixed for the Corporation’s next annual or special meeting of stockholders or (b) the next annual or special meeting of stockholders if the request is received within 75 days of the date fixed for the Corporation’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until such time as the Corporation is able to convert the Series A Preferred Stock into shares of its Common Stock or pay cash upon conversion for any Series A Preferred Stock.
     At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 15% of the outstanding shares of Series A Preferred Stock and Parity Preferred, a special meeting of the holders of Series A Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series A Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $50.00 of liquidation preference to which such Series A Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series A Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Cash Payment Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series A Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Cash Payment Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Conversion Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock and the Parity Preferred that would have been entitled to vote at such special meeting.
     If and when the Corporation is able to convert the Series A Preferred Stock into shares of its Common Stock or pay cash upon conversion of the Series A Preferred Stock, the right of the holders of Series A Preferred Stock and the Parity Preferred to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Conversion Default), and the term of office of each Cash Payment Director so elected shall immediately terminate and the entire Board of Directors shall be reduced accordingly. Any Cash Payment Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in this Section 5(o) (voting as a single class). So long as a Conversion Default shall continue, any vacancy in the office of a Cash Payment Director may be filled by written consent of the Cash Payment Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred); provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Each of the Cash Payment Directors shall be entitled to one vote on any matter. Within one Trading Day of the date on which the Corporation is again able to convert Series A Preferred Stock into either Common Stock or cash as described in this Section 5(o), the Corporation will (i) give notice of such ability to convert Series A Preferred Stock into either Common Stock or cash as described in this Section, (ii) give notice of such ability to convert by mail or by publication (with subsequent prompt notice by mail) to holders of the Series A Preferred Stock and (iii) post such notice with DTC and provide a copy of such notice to the Transfer Agent.
     6. Ranking.
     The Series A Preferred Stock will rank, with respect to distribution rights and rights upon our liquidation, winding-up or dissolution:
          (a) junior to all of the Corporation’s existing and future debt obligations, including convertible or exchangeable debt securities;
          (b) senior to the Corporation’s Common Stock and Class B Common Stock and to any other of the Corporation’s equity securities that by their terms rank junior to the Series A Preferred Stock with respect to distribution rights or payments upon the Corporation’s liquidation, winding-up or dissolution;
          (c) on a parity with other series of the Corporation’s preferred stock or other equity securities that the Corporation may later authorize and that by their terms are on a parity with the Series A Preferred Stock; and

          (d) junior to any equity securities that the Corporation may later authorize and that by their terms rank senior to the Series A Preferred Stock .
     While any shares of Series A Preferred Stock are outstanding, the Corporation may not authorize or issue any equity securities that rank senior to the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Stock then outstanding.
     7. Voting Rights.
          (a) Holders of the Series A Preferred Stock shall not have any voting rights, except as expressly set forth herein.
          (b) Whenever (i) dividends on any shares of Series A Preferred Stock shall be in arrears for eight or more consecutive or non-consecutive quarterly periods (an “Eight Quarter Preferred Dividend Default”), the holders of such Series A Preferred Stock (voting together as a single class with all other classes or series of Parity Preferred), shall be entitled to vote for the election of one additional director of the Corporation (the “Eight Quarter Default Preferred Director”), and (ii) dividends on any shares of Series A Preferred Stock shall be in arrears for twelve or more consecutive or non-consecutive quarterly periods (a “Twelve Quarter Preferred Dividend Default”), the holders of the Series A Preferred Stock (voting together as a single class with all other classes or series of Parity Preferred), shall be entitled to vote for the election of a second director (the “Twelve Quarter Default Preferred Director,” together with the Eight Quarter Default Preferred Director, the “Preferred Directors”), until (A) in the case of the Twelve Quarter Default Preferred Director, all dividends accumulated on such Series A Preferred Stock and Parity Preferred for all but up to and including eight consecutive or non-consecutive quarterly periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, and (B) in the case of the Eight Quarter Default Preferred Director, all dividends accumulated on such Series A Preferred Stock and Parity Preferred for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment; provided that, in any case, the election of any Preferred Director will not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors will, at no time, include more than two directors consisting of any combination of Preferred Directors or Cash Payment Directors. Subject to the forgoing, in the case of an Eight Quarter Preferred Dividend Default, the entire Board of Directors will be increased by one director, and in the case of a Twelve Quarter Preferred Dividend Default, the entire Board of Directors will be increased by a second director.
          (c) Each Preferred Director will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualifies or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification or removal. The election will take place at (i) either (a) a special meeting called in accordance with Section 7(d) below if the request is received more than 75 days before the date fixed for the Corporation’s next annual or special meeting of stockholders or (b) the next annual or special meeting of stockholders if the request is received within 75 days of the date fixed for the Corporation’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until, in accordance with the provisions of Section 7(b), the applicable dividends in arrears on the Series A Preferred Stock and each such class or series of outstanding Parity Preferred have been paid in full. A dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.
          (d) At any time when such voting rights shall have vested, a proper officer of the Corporation shall call or cause to be called, upon written request of holders of record of at least 15% of the outstanding shares of Series A Preferred Stock and Parity Preferred, a special meeting of the holders of Series A Preferred Stock and each class or series of Parity Preferred by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Stock and Parity Preferred entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. Subject to the terms in this Section 7, at any such annual or special meeting, all of the holders of the Series A Preferred Stock and Parity Preferred, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect the Preferred Director, as applicable, on the basis of one vote per $50.00 of liquidation preference to which such Series A Preferred Stock and Parity Preferred are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Series A Preferred Stock and Parity Preferred voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Director except as otherwise provided by law. Notice of all meetings at which holders of the Series A Preferred Stock and the Parity Preferred shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Series A Preferred Stock and Parity Preferred voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Director, without notice other than an announcement at the meeting, until a quorum is present. If an Eight Quarter Preferred Dividend Default or a Twelve Quarter Preferred Dividend Default, as applicable, shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock and the Parity Preferred that would have been entitled to vote for the Preferred Director at such special meeting.
          (e) If and when (A) in the case of the Twelve Quarter Default Preferred Director, all accumulated dividends on such Series A Preferred Stock and all classes or series of Parity Preferred for all but up to and including eight consecutive or non-consecutive quarterly periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, and (B) in the case of the Eight Quarter Default Preferred Director, all accumulated dividends on such Series A Preferred Stock and all classes or series of Parity Preferred for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, the right of the holders of Series A Preferred Stock and the Parity Preferred to elect such Preferred Directors, as applicable, shall immediately cease (subject to revesting in the event of each and every Eight Quarter Preferred Dividend Default and Twelve Quarter Preferred Dividend Default, as applicable), and the term of office of each Preferred Director so elected shall immediately terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock and the Parity Preferred entitled to vote thereon when they have the voting rights set forth in Section 7(b) (voting as a single class). So long as either an Eight Quarter Preferred Dividend Default and/or a Twelve Quarter Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of Parity Preferred); provided that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Each of the Preferred Directors shall be entitled to one vote on any matter.
          (f) So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock and each other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation upon which like voting rights have been conferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting as a single class) will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Corporation or reclassify any authorized shares of capital stock of the Corporation into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Articles of Incorporation or the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event set forth in (ii) above or the $50.00 liquidation preference per share of the Series A Preferred Stock pursuant to the occurrence of any of the Events set forth in (ii) above, then such holders shall not have any voting rights with respect to the Events set forth in (ii) above. Holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to: (a) any increase in the total number of authorized shares of Common Stock or Series A Preferred Stock of the Corporation, or (b) any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or (c) any increase in the number of authorized shares of any other class or series of capital stock, in each case referred to in clause (a), (b) or (c) above ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.
          (g) Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole, the Corporation may amend, alter, supplement, or repeal any terms of the Series A Preferred Stock for the following purposes:
•	to cure any ambiguity, or to cure, correct, or supplement any provision contained in the Preferred Stock Designation for the Series A Preferred Stock that may be ambiguous, defective, or inconsistent, so long as such change does not adversely affect the rights of any holder of Series A Preferred Stock, or

•	to make any provision with respect to matters or questions relating to the Series A Preferred Stock that is not inconsistent with the provisions of the Preferred Stock Designation for the Series A Preferred Stock, so long as such change does not adversely affect the rights of any holder of Series A Preferred Stock.
          (h) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.
          (i) In any matter in which the Series A Preferred Stock may vote (as expressly provided herein), each share of Series A Preferred Stock shall be entitled to one vote per $50.00 of liquidation preference. Where the holders of the Series A Preferred Stock are entitled to vote as a class with holders of any other class or series of preferred stock having similar voting rights that are exercisable, each class or series shall have the number of votes proportionate to the aggregate liquidation preference of its outstanding shares.
     8. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.
     9. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 5(b), or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this resolution) with postage prepaid, addressed, if to the Corporation, to its offices at Suite 1360, 50 Public Square, Cleveland, Ohio 44113 (Attention: Corporate Secretary) or to an agent of the Corporation designated as permitted by this certificate, or, if to any holder of the Series A Preferred Stock, to such holder at the address of such holder of the Series A Preferred Stock as listed in the Corporation’s stock records or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.
     10. Global Series A Preferred Stock. So long as the shares of Series A Preferred Stock are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all shares of Series A Preferred Stock that are so eligible may be represented by a Series A Preferred Stock certificate in global form (the “Global Certificate”) registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in the Global Certificate shall be effected through the Depositary in accordance with this Certificate and the procedures of the Depositary therefor.
     The Shares of Series A Preferred Stock will initially be represented by one or more Global Certificates. Transfers of interests in a Global Certificate will be made in accordance with the standing instructions and procedures of the Depository and its participants. The Transfer Agent shall make appropriate endorsements to reflect increases or decreases in the Global Certificate as set forth on the face of the Global Certificate to reflect any such transfers.
     Except as provided below, beneficial owners of an interest in a Global Certificate shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Certificates.

     Notwithstanding any other provisions of this Certificate (other than the provisions set forth in this Section 10), a Global Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.
     The Depositary shall be a clearing agency registered under the Exchange Act. The Corporation initially appoints The Depository Trust Corporation to act as Depositary with respect to the Global Certificates. Initially, the Global Certificate shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with a custodian for Cede & Co.
     If at any time the Depositary for a Global Certificate notifies the Corporation that it is unwilling or unable to continue as Depositary for such Global Certificate, the Corporation may appoint a successor Depositary with respect to such Global Certificate. If a successor Depositary for the Series A Preferred Stock is not appointed by the Corporation within 90 days after the Corporation receives such notice, the Corporation will execute, and the Transfer Agent will authenticate and deliver, Series A Preferred Stock in certificated form, in an aggregate principal amount equal to the principal amount of the Global Certificate, in exchange for such Global Certificate.
     Series A Preferred Stock in definitive form issued in exchange for all or a part of a Global Certificate pursuant to this Section 10 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. Upon execution and authentication, the Transfer Agent shall deliver such Series A Preferred Stock in certificated form to the Persons in whose names such Series A Preferred Stock in definitive form are so registered.
     At such time as all interests in a Global Certificate have been redeemed, converted, exchanged, repurchased or canceled for Series A Preferred Stock in definitive form, or transferred to a transferee who receives Series A Preferred Stock in definitive form, such Global Certificate shall be, upon receipt thereof, canceled by the Transfer Agent in accordance with standing procedures and instructions existing between the custodian and Depositary. At any time prior to such cancellation, if any interest in a Global Certificate is exchanged for Series A Preferred Stock in certificated form, redeemed, converted, exchanged, repurchased by the Corporation or canceled, or transferred for part of a Global Certificate, the principal amount of such Global Certificate shall, in accordance with the standing procedures and instructions existing between the custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Certificate, by the Transfer Agent or the custodian, at the direction of the Transfer Agent, to reflect such reduction or increase.
     11. Legends.
          (a) Except as otherwise permitted by this Section 11, each Series A Preferred Stock certificate (including each Series A Preferred Stock certificate issued upon the transfer of any shares of Series A Preferred Stock) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“The sale of this security has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly, this security may not be offered or sold except as set forth in the following sentence. By its acquisition hereof, the holder agrees (1) that it will not within the later of (x) one year after the latest issue date of this security and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the issuer, offer, resell, pledge or otherwise transfer the security evidenced hereby or the common stock issuable upon conversion of such security, except (a) to the issuer; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a person the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or (d) under any other available exemption from the registration requirements of the Securities Act; and (2) that it will, prior to any transfer of this security within the later of (x) one year after the latest issue date of this security and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 adopted under the Securities Act) of the issuer, furnish to the trustee and the issuer such certifications, legal opinions or other information as may be required pursuant to the preferred stock designation to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.”
     Except as otherwise permitted by this Section 11, each certificate for Common Stock issued upon the conversion of any Series A Preferred Stock, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:
“The sale of this security has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly, this security may not be offered or sold except as set forth in the following sentence. By its acquisition hereof, the holder agrees (1) that it will not within the later of (x) one year after the latest issue date of the Series A Preferred Stock upon the conversion of which this security was issued and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the issuer, offer, resell, pledge or otherwise transfer the security evidenced hereby, except (a) to the issuer; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a person the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or (d) under any other available exemption from the registration requirements of the Securities Act; and (2) agrees that it will, prior to any transfer of this security within the later of (x) one year after the latest issue date of the Series A Preferred Stock upon the conversion of which this security was issued and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 adopted under the Securities Act) of the issuer, furnish to the transfer agent and the issuer such certifications, legal opinions or other information as may be required to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.”
          (b) The restrictions imposed on the transferability of restricted Series A Preferred Stock set forth in the legend in Section 11(a) shall cease and terminate as to any particular shares of Series A Preferred Stock (i) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) when such securities are sold pursuant to Rule 144 or Rule 144A (or any similar provision then in force) under the Securities Act, or (iii) when such restrictions are no longer required or necessary in order to protect the Corporation against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any shares of Series A Preferred Stock, the holder shall be entitled to receive from the Corporation, without expense, new securities of like tenor not bearing the legend set forth in this Section 11.

     12. Form of Notice of Conversion; Form of Assignment.
          (a) The following is the form of Conversion Notice to be set forth on the reverse of the Series A Preferred Stock certificate:
[FORM OF CONVERSION NOTICE]
CONVERSION NOTICE
To:

The undersigned registered owner of the Series A Preferred Stock hereby irrevocably exercises the option to convert the Series A Preferred Stock, or the portion hereof below designated, into shares of Common Stock in accordance with the terms of the Preferred Stock Designation, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Series A Preferred Stock representing any unconverted amount of shares hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Series A Preferred Stock not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.
Please check all applicable boxes below:
☐	The undersigned (i) acquired directly from Forest City Enterprises, Inc. (the “Company”) the shares of Series A Preferred Stock being converted and (ii) was, immediately prior to such acquisition, a director, officer or substantial security holder of the Corporation, as contemplated in Sections 312.03 and 312.04 of the Listed Company Manual of the New York Stock Exchange.
☐	If the preceding box is checked, the sum of (i) the shares of Common Stock of the Company issuable to the undersigned upon conversion of the Series A Preferred Stock being converted pursuant to this Notice, plus (ii) the aggregate number of shares of Common Stock of the Company previously received by the undersigned upon prior conversions of Series A Preferred Stock acquired directly from the Company, does not exceed 1,564,134 shares of Common Stock (before giving effect to any adjustments for stock splits or reverse stock splits of, and stock dividends on, Common Stock occurring after the date of original issuance of the Series A Preferred Stock).

Dated:
Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission

Rule 17Ad-15 if shares of Common Stock are to be issued, or Series A Preferred Stock to be delivered, other than to and in the name of the registered holder.
Fill in for registration of shares if to be issued, and Series A Preferred Stock if to be delivered, other than to and in the name of the registered holder:

Number of Shares to be
Name	converted (if less than all):

Street Address	Social Security or other
Taxpayer Identification Number

City, State and Zip Code
          (b) The following is the form of Assignment to be set forth on the reverse of the Series A Preferred Stock certificate:
[FORM OF ASSIGNMENT]
ASSIGNMENT
     For value received,

hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

the Series A Preferred Stock, and hereby irrevocably constitutes and appoints

attorney to transfer the said Series A Preferred Stock on the books of the Corporation with full power of substitution in the premises.
Unless the appropriate box below is checked, the undersigned confirms that such Series A Preferred Stock is not being transferred to the Corporation or an “affiliate” of the Corporation as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).
☐	The transferee is an Affiliate of the Corporation

☐	The transferee is the Corporation

Dated:
Signature(s)

Signature Guarantee:

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Series A Preferred Stock to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the conversion notice, or the assignment must correspond with the name as written upon the face of the Series A Preferred Stock in every particular without alteration or enlargement or any change whatever.